Exhibit 99.1

QuinStreet Reports Third Quarter Fiscal Year 2022 Results

•	FYQ3 Revenue of $151MM, down 2% YoY
•	Insurance client revenue appears to be at or near a bottom
•	Non-Insurance revenue was 50% of total and grew 35% YoY in FYQ3
•	Board authorizes $40MM share repurchase program

FOSTER CITY, CA – May 04, 2022 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal third quarter ended March 31, 2022.

For the fiscal third quarter, the Company reported revenue of $150.7 million. Revenue declined 2% year-over-year.

GAAP net income for the fiscal third quarter was $2.2 million, or $0.04 per diluted share. Adjusted net income was $4.9 million, or $0.09 per diluted share.

Adjusted EBITDA for the fiscal third quarter was $6.9 million.

The Company generated $1.3 million in operating cash flow and $3.6 million in normalized cash flow in the fiscal third quarter, and closed the quarter with $109.5 million in cash and equivalents.

“Inflation in claims costs continues to suppress insurance carrier marketing spend. That said, revenue in our insurance client vertical appears to be at or near a bottom,” commented Doug Valenti, QuinStreet CEO. “In the meantime, revenue from our non-Insurance client verticals continued to perform well, representing 50% of total revenue, and growing 35% year-over-year in the quarter. The strong trends in non-Insurance client verticals, combined with the eventual resurgence in Insurance, bodes well for the future.

Our financial position is strong. We are solidly net income, EBITDA, and cash flow positive while continuing to invest aggressively in growth and product initiatives across the company. Our balance sheet is strong with over $100 million of cash and no bank debt.

We are forecasting FYQ4 revenue to be between $138 million and $142 million. We expect adjusted EBITDA to be between $4.5 million and $5 million.

The Board of Directors has approved a $40 million share repurchase program. The buyback reflects the expected transitory nature of Insurance industry challenges, the strength of our underlying business model and financial position, and confidence in our long-term outlook for the business.”

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 888-882-4478 (domestic) or +1 313-209-6544 (international callers) using passcode #7396520. A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing  +1 888-203-1112 (domestic) or +1 719-457-0820 (international callers) and using passcode #7396520. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net income (loss) less (benefit from) provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition and divestiture costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs. The term "adjusted net income" refers to a financial measure that we define as net income (loss) adjusted for amortization expense, stock-based compensation expense, acquisition and divestiture costs, gain on divestitures of businesses, net, strategic review costs, contingent consideration adjustment, litigation settlement expense, tax settlement expense, and restructuring costs, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, tax settlement expense, acquisition and divestiture costs, gain or loss on divestitures of businesses, contingent consideration adjustment, strategic review costs, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

FY2020 results in our Education Client Vertical include revenue from US, (historically) Brazil, and India. Revenue in our Financial Services Client Vertical includes Auto Insurance (auto, home, motorcycle, and small business), Life Insurance, Health Insurance, Personal Loans, Credit Cards, Banking, and (historically) Mortgage. Revenue in our Other Client Vertical includes Home Services and (historically) B2B. In fiscal Q3 2020, we divested our B2B client vertical and Brazil operations. In fiscal Q4 2020, we divested our Mortgage business. In fiscal Q1 2021, we divested our Education business.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact from risks and uncertainties relating to the COVID-19 pandemic and its aftermath; the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Federal Trade Commission and other regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2022, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Hayden Blair

(650) 578-7824

hblair@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	June 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$109,463	$110,318
Accounts receivable, net	77,777	87,928
Prepaid expenses and other assets	6,333	7,930
Total current assets	193,573	206,176
Property and equipment, net	8,875	6,849
Operating lease right-of-use assets	7,928	10,983
Goodwill	119,589	117,833
Other intangible assets, net	51,503	59,177
Deferred tax assets, noncurrent	46,225	43,336
Other assets, noncurrent	6,070	5,161
Total assets	$433,763	$449,515
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$39,667	$45,231
Accrued liabilities	49,241	57,650
Deferred revenue	84	33
Other liabilities	15,278	12,697
Total current liabilities	104,270	115,611
Operating lease liabilities, noncurrent	5,114	8,545
Other liabilities, noncurrent	22,916	30,211
Total liabilities	132,300	154,367
Stockholders' equity:
Common stock	55	54
Additional paid-in capital	326,935	320,315
Accumulated other comprehensive loss	(256)	(255)
Accumulated deficit	(25,271)	(24,966)
Total stockholders' equity	301,463	295,148
Total liabilities and stockholders' equity	$433,763	$449,515

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Net revenue	$150,658	$153,052	$435,597	$427,289
Cost of revenue (1)	136,567	132,665	393,626	375,334
Gross profit	14,091	20,387	41,971	51,955
Operating expenses: (1)
Product development	5,509	4,905	14,995	14,776
Sales and marketing	2,033	2,768	7,773	8,303
General and administrative	5,489	6,460	21,758	19,931
Operating income (loss)	1,060	6,254	(2,555)	8,945
Interest income	7	5	7	40
Interest expense	(277)	(301)	(817)	(947)
Other income (expense), net	45	(28)	51	16,695
Income (loss) before income taxes	835	5,930	(3,314)	24,733
Benefit from (provision for) income taxes	1,395	(893)	3,009	(4,549)
Net income (loss)	$2,230	$5,037	$(305)	$20,184

Net income (loss) per share:
Basic	$0.04	$0.09	$(0.01)	$0.38
Diluted	$0.04	$0.09	$(0.01)	$0.37

Weighted-average shares used in computing net income (loss) per share:
Basic	54,645	53,427	54,339	52,988
Diluted	55,536	55,623	54,339	55,015

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$491	$2,261	$4,579	$7,006
Product development	203	576	1,497	1,768
Sales and marketing	18	584	1,477	1,896
General and administrative	699	1,435	4,337	4,521

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Cash Flows from Operating Activities
Net income (loss)	$2,230	$5,037	$(305)	$20,184
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,247	3,874	12,660	12,010
(Benefit from) provision for sales returns and doubtful accounts receivable	(31)	(246)	379	(353)
Stock-based compensation	1,411	4,856	11,890	15,191
Change in the fair value of contingent consideration	—	—	2,698	—
Non-cash lease expense	(272)	(214)	(752)	(578)
Deferred income taxes	(1,204)	757	(2,819)	4,263
Gain on divestitures of businesses, net	—	—	—	(16,615)
Other adjustments, net	123	302	356	682
Changes in assets and liabilities:
Accounts receivable	(13,574)	(11,296)	9,770	(14,455)
Prepaid expenses and other assets	(473)	(999)	685	5,083
Accounts payable	1,463	2,010	(5,448)	1,013
Accrued liabilities	7,326	9,052	(8,184)	9,764
Deferred revenue	48	(67)	51	14
Net cash provided by operating activities	1,294	13,066	20,981	36,203
Cash Flows from Investing Activities
Capital expenditures	(1,656)	(326)	(2,376)	(1,367)
Internal software development costs	(1,225)	(939)	(3,484)	(2,338)
Business acquisitions, net of cash acquired	—	(9,000)	(1,000)	(49,304)
Proceeds from divestitures of businesses, net of cash divested	—	487	—	21,947
Purchases of equity investment	—	(2,000)	—	(4,000)
Other investing activities	85	—	85	—
Net cash used in investing activities	(2,796)	(11,778)	(6,775)	(35,062)
Cash Flows from Financing Activities
Proceeds from exercise of common stock options	229	1,195	1,273	4,153
Payment of withholding taxes related to release of restricted stock, net of share settlement	(1,065)	(1,938)	(6,566)	(6,518)
Post-closing payments and contingent consideration related to acquisitions	(3,239)	—	(9,759)	(3,020)
Net cash used in financing activities	(4,075)	(743)	(15,052)	(5,385)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5	11	(9)	(62)
Net (decrease) increase in cash, cash equivalents and restricted cash	(5,572)	556	(855)	(4,306)
Cash, cash equivalents and restricted cash at beginning of period	115,050	102,661	110,333	107,523
Cash, cash equivalents and restricted cash at end of period	$109,478	$103,217	$109,478	$103,217
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$109,463	$103,202	$109,463	$103,202
Restricted cash included in other assets, noncurrent	15	15	15	15

Total cash, cash equivalents and restricted cash	$109,478	$103,217	$109,478	$103,217

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Net income (loss)	$2,230	$5,037	$(305)	$20,184
Amortization of intangible assets	2,820	2,789	8,773	8,846
Stock-based compensation	1,411	4,856	11,890	15,191
Acquisition and divestiture costs	51	160	516	766
Gain on divestitures of businesses, net	—	—	—	(16,615)
Contingent consideration adjustment	—	—	2,698	—
Tax settlement expense	—	—	516	—
Restructuring costs	122	267	222	1,033
Tax impact of non-GAAP items	(1,738)	(2,173)	(6,776)	(2,576)
Adjusted net income	$4,896	$10,936	$17,534	$26,829
Adjusted diluted net income per share	$0.09	$0.20	$0.31	$0.49
Weighted average shares used in computing adjusted diluted net income per share	55,536	55,623	55,665	55,015

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Net income (loss)	$2,230	$5,037	$(305)	$20,184
Interest and other expense, net	225	324	759	827
(Benefit from) provision for income taxes	(1,395)	893	(3,009)	4,549
Depreciation and amortization	4,247	3,874	12,660	12,010
Stock-based compensation	1,411	4,856	11,890	15,191
Acquisition and divestiture costs	51	160	516	766
Contingent consideration adjustment	—	—	2,698	—
Gain on divestitures of businesses, net	—	—	—	(16,615)
Tax settlement expense	—	—	516	—
Restructuring costs	122	267	222	1,033
Adjusted EBITDA	$6,891	$15,411	$25,947	$37,945

QUINSTREET, INC.

RECONCILIATION OF CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$1,294	$13,066	$20,981	$36,203
Capital expenditures	(1,656)	(326)	(2,376)	(1,367)
Internal software development costs	(1,225)	(939)	(3,484)	(2,338)
Free cash flow	(1,587)	11,801	15,121	32,498
Changes in operating assets and liabilities	5,210	1,300	3,126	(1,419)
Normalized free cash flow	$3,623	$13,101	$18,247	$31,079

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

In the first quarter of fiscal year 2021, the Company completed the acquisition of Modernize, Inc. to increase the scale and capabilities in the home services client vertical. In addition, the Company divested its former education client vertical to narrow its focus to the best performing businesses and market opportunities. As a result of these activities, in the second quarter of fiscal year 2021, the Company updated its reporting structure which resulted in two client verticals: financial services and home services, which was applied on a retrospective basis. All remaining businesses that are not significant enough for separate reporting are included in other revenue. The following table presents the Company’s net revenue disaggregated by vertical:

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Net revenue:
Financial Services	$108,277	$116,284	$316,347	$314,651
Home Services	40,704	35,037	114,510	97,600
Other Revenue	1,677	1,731	4,740	3,451
Divested Business	—	—	—	11,587
Total net revenue	$150,658	$153,052	$435,597	$427,289